UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581

(Registrant’s telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 EXPLANATORY NOTE

On March 7, 2012, we filed with the Securities and Exchange Commission a Current Report filed on Form 8-K.  This Amendment No. 1 to our Current Report on Form 8-K is being filed to correct and clarify information for Item 1.01 and 2.01 which reports the present status with the long form Agreement with CUBO Energy, PLC and or its assignee and further, by its assignment to named assignee Mondial Ventures, Inc. effective as of July 31, 2012. This Current Report filed on Form 8-K, as amended, also includes other relevant new current Agreements and information related to this transaction. The filing of this Form 8-K/A, Amendment No. 1, is not an admission that our Form 8-K, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 1, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

Item 1.01.    Entry into a Material Definitive Agreement

I.

On February 29, 2012, EGPI Firecreek, Inc., (the “Registrant” or “Company”) through its wholly owned subsidiary Energy Producers, Inc. (“FIRECREEK”, “Assignor”, “Rights Holder”, “Option Holder”), entered into a Linear Short Form Agreement (the “AGREEMENT”), by and between the Registrant and i) Success Oil Co., Inc. located at 8306 Wilshire Blvd. #566 Beverly Hills, Ca. 90211, (“Success” or “Operator”) and ii) CUBO Energy, PLC and or its assignee, a public limited corporation organized under the laws of Great Britain with its principal place of business located at Thames House, Portsmouth Road Esher Surrey, KT10 9AD United Kingdom (“CUBO”, “Assignee”, or “Participant”), whereas (Firecreek, SUCCESS, and CUBO are collectively referred to therein the Agreement as the “PARTIES”).

Whereas, a linear short form Agreement was agreed by the parties to be developed into the final long form agreement (“LFA”) to be completed and signed off by the parties by no later than March 15, 2012. Due to ongoing changes in Frankfurt Exchange listing requirements further affecting CUBO Energy, PLC, the Parties later verbally agreed in the spirit of the Agreement for CUBO to assign to its designated Assignee Mondial Ventures, Inc. and the Parties thereafter meeting of the minds subsequently determined an effective and formal closing date of July 31, 2012.

Whereas the Parties as now designated herewith i) entered into a Stock Purchase Agreement (the “Agreement”) as of July 31, 2012, the Effective Date (“Effective Date”), by and among CUBO Energy, PLC’s assignee, Mondial Ventures Inc., (“Mondial”) a public limited corporation organized under the state of Nevada, USA, with its principal place of business located at 4625 West Nevso Drive, Suite 2 Las Vegas NV, 89103 (collectively, the “Company”), and itself, and EGPI Firecreek, Inc. (“the Registrant”) listed on Schedule 1 attached thereto (collectively referred to as the “Investor”), and, ii) entered into an assignment and,

Whereas, contemporaneously with the execution and delivery of the Agreement, the parties hereto are executing and delivering i) an Assignment and Bill of Sale (the “Assignment and Bill of Sale Agreement”) pursuant to which EGPI Firecreek, Inc., the Investor, and its wholly-owned subsidiary, Energy Producers, Inc., agree to sell to Mondial Ventures, Inc., oil and gas interests for the J.B. Tubb Leasehold Estate listed in the Assignment and Bill of Sale Agreement of Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc. as described in the Assignment and Bill of Sale attached on Exhibit “A” thereto, and, ii) Participation Agreement (Turnkey Drilling, Re Entry, and Multiple Wells) granting certain rights in and to interests for additional development in the J.B. Tubb Leasehold Estate.

The material terms of the Agreements include:

1.       The general purchase price, effective date, and legal description of the North 40 interests of the TLE, and two additional wellbores (the “North 40 Interests”), to be assigned as listed in the Assignment and Bill of Sale therein:

2.       Purchase Price: One Million One Hundred Fifty Thousand ($1,150,000) Dollars of which Seven Hundred Thousand ($700,000) Dollars is to be paid by the issuance of fourteen (14,000,000) million shares of Mondial stock and balance shall be the assumption by Mondial of Four Hundred Fifty Thousand ($450,000) Dollars in liabilities and secured by its interests held in the North 40 Interests.

3.       Effective Date: July 31, 2012 unless otherwise mutually agreed in writing by the parties.

Legal Description subject to the long form LFA and final legal inspection for Assignment and Bill of Sale for the North 40 Interests:

Well No. API No.

Tubb Well #18-1 API 42-475-34136-0000

Crawar Well No.#1 API 42-475-33523

Crawar Well No.#2  API 42-475-33611

The Company shall sell a portion of its right, title and interest in and to the well(s) located on, and at all depths from surface to at least 8500’ feet (in the North forty (40) acres only), and the leasehold estate of, the J. B. Tubb lease, to be described on an Exhibit "A". For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor shall sell, transfer, convey, assign and deliver to Assignee, and Assignee shall purchase from Assignor, and save and except those acceptable liens and encumbrances listed on Exhibit “C”, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, charges, hypothecations, or monetary encumbrances whatsoever other than those for which an adjustment to the selling price has or shall be made, or adverse claims, title defects or restrictions (each, a “ Lien ”) Assignor's right, title and interest in and to the well(s) located on, and at all depths from surface to at least 8500’ feet (in the North forty (40) acres only), and the leasehold estate of, the J. B. Tubb lease, as described in Exhibit "A" attached hereto, Ward County, Texas (the “Tubb Lease”), consisting of no less than a 37.5% of One-Hundred percent (100%) working interest with a corresponding 28.125% net revenue interest, along with all lease equipment, tanks and all other equipment, appurtenances, fixtures and property of every kind and character, movable or immovable, now and in the future used in connection with operating the well(s): ALL of Assignor's proportionate right's and obligations existing under all contracts and agreements, including but not limited to, operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, tax partnerships, disposal agreements, injection   agreements, gas sales contracts, gas processing contracts, and Paragraph 5 of that certain Assignment of April 9, 1992 from Amoco Production Company to Desert States Energy, Inc. Assignee has the proportionate duty to plug abandoned wells on said lease when required by law. A copy of all agreements described herein have been previously delivered by the Assignor to the Assignee; and,

Thirty-Seven and One Half percent (37.5%) of One-Hundred percent (100%) working interest with corresponding 28.125% TO HAVE AND TO HOLD unto the assignee, its successors and assigns forever, all of Assignor’s rights, title, and interest in the Thirty-Seven and One Half percent (37.5%) working interest (28.125% net royalty interest) herein conveyed in the Highland Production Company (Crawar) #2 well-bore; with depth of ownership 4700’ to 4900’ ft. in well-bore, and, 3700’ to 3900’in well bore, and;

The Highland Production Company (Crawar) #2 well-bore, API No. 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas.

The purchase price paid for the Tubb Lease shall be reduced by that portion of any and all liabilities of, or Liens of attached to or associated with the Tubb Lease or its Operator other than those listed on Exhibit “ C” therein the Assignment and Bill of Sale Agreement that would have been the responsibility of the Assignor had the transactions herein contemplated not have taken place as determined on the closing date or shall thereafter become known to Assignee that were incurred prior to the effective date.  Further, the Assignor agrees to deliver to Assignee all documents, if any, evidencing the release of any and all liabilities and Liens on the Tubb Lease.

Assignor’s proportionate rights, title and interest of every kind free and clear of all Liens in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest (all of the above being herein called (the “Property”), to have and to hold its proportionate share unto Assignee, its successors and assigns forever.

Equipment List

The following is the current & present equipment list that the assignee will acquire 37.5% ownership rights, on the J.B. Tubb property: 2 (Two) 500 barrels metal tanks, 1(One) 500 barrel cement salt water tank- (open top), 1 (One) heater treater/oil & gas separator, all flow lines, on the north forty acres, well-heads, 2 (two) christmas tree valve systems on well-heads, 3 (Three) well heads, three wells (well-bores). Model 320D Pumpjack Serial No. E98371M/456604, One (1) Fiberglass lined heater-treater, One (1) Test pot, Tubing string Rods and down hole pump.

4.       On Closing Mondial Ventures, Inc. will have entered into an initial private placement of $125,000 for initial startup capital from which proceeds of $80,000 will be directed to the Company for the rework of The Highland Production Company (Crawar) #2 well-bore, API No. 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas. Furthermore Mondial Ventures, Inc. will be offered a 6 month option (see item 8. Below) on a farm in agreement with regards to drilling of a series of wells on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas.

5.       On closing the Company will have appointed Mr. Dennis R Alexander to the position of President and CEO and Director of the Company, Mondial Ventures, Inc.. Mr. Dennis R Alexander will then appoint a CFO and other Board member as he deems necessary.

6.       The purchase price paid for the North 40 acres and interests described above this section of the Tubb Lease shall be reduced by the assumption of assumed liabilities agreed in the formal LFA and Assignment and Bill of Sale, and that were incurred prior to the proposed effective date.

7.       ALL of Assignor’s rights, title and interest of every kind, and subject to agreed existing Liens, in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest in the North 40 of the J.B. Tubb Leasehold Estate (all of the above being herein called (the “Property”), to have and to hold unto Assignee, its successors and assigns forever.

8.       The Participation rights interest and terms, effective date, and legal description of the South 40 interests of the TLE, (the “South 40 Interests”) to be developed and assigned subject to terms are as follows:

(i)                   Mondial agrees to provide $1.575 million on a best efforts basis for Capital Expenditures (CAPEX) development fund for drilling an Ellenburger Well on the South 40 acreage to 8,300’ foot depth on a turnkey basis with Success as Operator and Co-Owner, through completion of the well to the tanks. Mondial will receive 37.5 Working Interests and corresponding 28.125% Net Revenue Interests. Success Oil and Firecreek will have a carried interest in this well, with Success having a third for quarter interest otherwise described as a 25% Working Interest (WI) and corresponding 18.75% Net Revenue Interest (NRI), and Firecreek a 37.5% Working Interest with corresponding 28.125% Net Revenue Interest. CAPEX timing, 90 days.

(ii)                 As a reserve back up to financing activities pursued and ongoing by the Registrant and its subsidiary operations, and if requested / elected by Energy Producers, Inc. in writing transmitted by email, fax, U.S. Mail, Federal Express, or other method of delivery, Mondial additionally agrees to provide on a best efforts basis approximately 2.5 to 3.0 million the next two wells to be drilled on the South 40 acreage of the J.B. Tubb Leasehold Estate on the following basis: Success will have a carried interest for these next two wells (the second and third well drilled on the South 40 acreage) on the same basis as the Ellenburger or 25% WI and corresponding 18.75% NRI. Success will complete two wells to be determined by the parties on a Turn Key basis completed to the tanks. Success must participate after the third well going forward according to their interests after their carried interest shall end. Firecreek will borrow their share of the finance from Mondial who will provide 100% of the costs for the first of the next two wells (second well drilled). Firecreek will retain 75% WI with corresponding 56.25% NRI and pay back to Mondial its share of the Turn Key development (37.5% WI with corresponding 28.125% NRI) plus out of 50% of its revenue, its share of the wells development cost until paid. Additionally, at payout by Firecreek shall grant to Mondial a 37.5% back in Working Interest and corresponding 28.125% Net Revenue Interest in the well. On the third well drilled and then every well determined to be drilled going forward by the parties, Mondial and Firecreek will equally share 100% of the costs as Firecreek then must participate and will be responsible to pay for its share of up to 37.5% WI and corresponding (up to) 28.125% NRI. For development selection re the two additional wells, the following formations are available for consideration in the South 40 acreage. Glorietta, Upper Clearfork, Tubbs, Lower Clearfork, Witchita Albany, Wolfcamp, Detrital Zone, Waddell.

(iii)                ALL of Assignor’s rights, title and interest of every kind, shall be free and clear of all existing liens, in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest in the South 40 of the J.B. Tubb Leasehold Estate (all of the above being herein called (the “Property”), to have and to hold unto Assignee, its successors and assigns forever.

A copy of the Long Form Stock Purchase Agreement and Assignment and Bill of Sale is attached hereto on Exhibit 10.1.

A copy of the Participation Agreement (Turnkey Drilling, Re Entry, and Multiple Wells) is attached hereto on Exhibit 10.2.

II.

A.	On June 19, 2012 EGPI Firecreek, Inc. on behalf of itself and all of its wholly owned subsidiaries (“EGPI”), and Success Oil Company Inc. (“Success”) on the other, (individually and collectively referred to as the “Parties”), entered into an Agreement to Extend Option and other provisions (the “Agreement”) concerning a certain option agreement (the “Option Agreement”) for participation rights in certain oil and gas property interests dated November 30, 2011.

The material terms of the Agreement include:

i)	Provide for a six (6) month option extension for drilling out the South 40 of the J.B. Tubb Leashold Estate in accordance with the terms of Agreement.

ii)	The Registrant agrees to provide or cause to be provided an amount of Eighty Thousand ($80,000) dollars for the rework and perforation of the Glorietta formation in the Crawar 2 well on the Oil and gas lease subject of the Option Agreement. (J B Tubb 18-1 lease), and in a time period not to exceed 60 days or risk forfeiture and cancelation of this Option Agreement thereof by Success. An Escrow Agreement to be utilized for said funds.

iii)	EGPI on a best efforts basis will pursue financing for Capital Expenditure (CAPEX) to drill a well to the Ellenberg formation on a turnkey basis in the approximate amount of One Million, Five Hundred Seventy Five Thousand ($1,575,000) dollars and to wit Success acknowledges that EGPI and or its assignee shall be able to negotiate and or sell interests and or participation in the development of any additional well(s).

iv)	Related to Revenue Recognition but made a part of the Agreement for extending option, Success will discount its receivable for its contribution of EGPI’s share towards the previous 2011 fracing work program of the 18-1 well by $42,731.39 reducing it to $200,000 (Two Hundred Thousand dollars) and other terms to be established therein by the signing of a separate Agreement.

v)	Success further agrees that EGPI’s current payables owed to Success for operating expenses that Success has paid on behalf of EGPI, (JIBs) may be exchanged for shares under certain conditions contained in the Agreement. It is further understood and agreed that as new operating expense invoices become due and payable, they shall be paid from production revenues as specified in the current Operating Agreement.

A copy of the Agreement to Extend Option by and between EGPI Firecreek, Inc. and Success Oil Co., Inc. is attached hereto on Exhibit 10.3.

A copy of the Original Oil and Gas Property Participation and Option / Rights Agreement between EGPI Firecreek, Inc. and Success Oil Co., Inc. dated November 30, 2011 is attached hereto on Exhibit 10.4.

A copy of the Escrow Agreement regarding the work program funds for the Glorietta Formation along with its corresponding Assignment and Bill of Sale is attached hereto on Exhibit 10.5.

A copy of the Promissory Note between Energy Producers, Inc. and Success Oil Co. Inc. pertaining to assumption of the 18-1 Well fracing receivable due is attached hereto on Exhibit 10.6.

A copy of the Promissory Note between Energy Producers, Inc. and Success Oil Co. Inc. pertaining to payment of accrued Joint Interest Billing Expense is attached hereto on Exhibit 10.7.

  Effective July 1, 2012 EGPI Firecreek, Inc. and it wholly owned subsidiary Energy Producers, Inc. (individually and collectively, the “Company” or “Companies”, entered into an Agreement (the “Agreement”) with TWL Investments a LLC, an Arizona limited liability company (“Holder” or “TWL”), each a “Party” and collectively (the “Parties”). The Agreement pertains to a certain Promissory Note of May 9, 2011 (hereinafter, the “TWL Note”) and other obligations of the Companies that have been assigned to TWL by their holders. This Agreement shall be effective as of July 1, 2012.

Whereas, the intent of the Parties is to: a) Restate the Principal Face Amount of the Note to reflect the consolidation into the TWL Note of other notes and amounts due TWL from EPI and EGPI and its subsidiaries for loans and services rendered to date; b) Extend the term of the TWL Note to Thirty Six (36) months from July 1, 2012 and adjust the total monthly payment due each month by increasing the amortization period from the current 24 months to one hundred twenty (120) months with a balloon payment due in Thirty Six months (36); 3) Reduce the default penalties prescribed in the TWL Note as well as in those being consolidated into the TWL Note by the Agreement; 4) Preserve all other terms, security, collateral and other rights of Holder under the TWL Note or any obligation being consolidated into the TWL Note; 5)Defer the first monthly payment under the restated Face Amount of the TWL Note for a period of Five months (5), eight (8) days from July 1, 2012, and 6) Provide an option for TWL to convert debt owed them to stock.

The material terms of the Agreement include:

i) Certain notes and obligations of the Companies to TWL whether directly executed by the Company(s) with TWL or assigned to TWL by their holders, shall be consolidated into and included in the TWL Promissory Note of May 9, 2011 and become part of the restated Face Amount of that Promissory Note along with all amounts now due under that Promissory Note.

ii) The Three Thousand Five Hundred dollars and no cents ($3,500) advanced to EGPI by TWL on May 16, 2012.

iii) The three Notes listed below in favor of Thomas Richards that pursuant to this Agreement shall be assigned to TWL. Note Number “November 2008 101”, Promissory Note originally in favor of Dutchess Private Equities Fund Limited, and assigned to Thomas Richards on September 17th, 2009, with a then outstanding balance of $11,349.96; Note Number “May 29, 2009” Promissory Note payable to Thomas J. Richards in the principal amount of $20,000; Note Number “September 17, 2009” Promissory Note payable to Thomas J. Richards in the principal amount of $3,100.00.

iv) The obligations of EGPI under a July 1, 2010 Consulting Agreement with Thomas Richards in the amount of $20,000 and pursuant to this Agreement, assigned to TWL.

v) That portion of the contractual obligation of EGPI to Joseph Vazquez assigned by Mr. Vazquez to Thomas Richards in the amount of $23,280.30 as of July 1, 2012 and pursuant to this Agreement, to be assigned to TWL.

vi) The obligations of EGPI’s subsidiary Energy Producers Inc. to TWL and those to Thomas Richards (via its  assignment by Success Oil Inc.), and pursuant to this Agreement, to be reassigned to TWL relating to participation in the fracing of the Crawar #2 well on the J. B. Tubbs leasehold estate in the amount of $322,689.86.

vii) It is agreed that the restated Face amount of the TWL Note shall be $997,550.78 (Nine Hundred Ninety Seven, Five Hundred Fifty dollars and Seventy Eight cents) including the notes and obligations herein being consolidated into the TWL Note and consideration for making this Agreement.

viii) The term of the TWL Note shall be extended to thirty six months (36) from July 1, 2012 with all amounts then due payable in full on or before June 30, 2015.

ix) The interest rate applicable to the TWL Note shall be 18% per annum compounded monthly.

x) Monthly payments shall on the 1st day of each month and shall be based on the above Face Amount amortized over 120 months commencing on July 1, 2012 and continuing each month through June 30, 2015 at which time a balloon payment shall be due in an amount equal to the balance of any and all amounts owed on that date. The new monthly payment shall be approximately $17,974.39.

          xi) Provided that the Companies remain in compliance with the terms of the Agreement and those of the TWL Note, the monthly payments prescribed herein shall be deferred by TWL for up to six (6) months from July 1, 2012 with the first payment then being due on January 1, 2012

A copy of the Agreement Regarding Promissory Note of May 9, 2011, between EGPI Firecreek, Inc. and TWL Investments, aLLC effective July 1, 2012is attached hereto on Exhibit 10.8.

Item 2.01.   Completion of Acquisition or Disposition of Assets

See Item 1.01 above as amended.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Long Form Agreement (Stock Purchase Agreement and Assignment and Bill of Sale) Between the Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc. and CUBO Energy, Plc. assignee Mondial Ventures, Inc.
10.2	Participation Agreement Between the Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc. and Mondial Ventures, Inc.
10.3	Agreement to Extend Option by and between EGPI Firecreek, Inc. and Success Oil Co., Inc.
10.4	Original Oil and Gas Property Participation and Option / Rights Agreement between EGPI Firecreek, Inc. and Success Oil Co., Inc. dated November 30, 2011.
10.5	Escrow Agreement for Glorietta Work Program along with Assignment and Bill of Sale to EPI.
10.6	Promissory Note between Energy Producers, Inc. and Success Oil Co. Inc. pertaining to assumption of the 18-1 Well fracing receivable due
10.7	Promissory Note between Energy Producers, Inc. and Success Oil Co. Inc. pertaining to payment of accrued Joint Interest Billing Expense
10.8	Agreement Regarding Promissory Note of May 9, 2011, between EGPI Firecreek, Inc. and TWL Investments, aLLC effective July 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2012

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer